UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

ONCOGENEX PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2010, the Board of Directors (the “Board”) of OncoGenex Pharmaceuticals, Inc. (the “Company”) increased the size of the Board to seven (7) directors and appointed David V. Smith to the Board, to fill the vacancy thereby created. The Board also appointed Mr. Smith to the Audit Committee and to the Nominating and Governance Committee.

In accordance with the Company’s currently effective compensatory policy for newly appointed non-employee directors, Mr. Smith has been granted an award of stock options to purchase 5,500 shares of common stock of the Company, to vest over three years, at an exercise price of $15.11 per share. Mr. Smith will also be eligible to receive cash compensation and reimbursement of expenses as described in the section entitled “Director Compensation Policy” of our most recently filed definitive proxy statement on Schedule 14A, which was filed with the Commission on April 19, 2010, the relevant portions of which are hereby incorporated by reference.

A copy of the Company’s press release relating to the foregoing matters is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.
(Registrant)
Date: August 10, 2010
	By:	/s/ Cameron Lawrence

Name: Cameron Lawrence
Title: Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated August 10, 2010.

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